                                                                    EXHIBIT 20.2




[LOGO]  WFS FINANCIAL INC



                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended November 30, 2004
                   for Distribution Date of December 20, 2004


COLLECTIONS
                                                                                                                    DOLLARS
Payments received                                                                                                     55,331,787.89
                  Plus / (Less) :
                                     Net Servicer Advances                                                                26,641.50
                                     Investment Earnings on
                                       funds in the Collection Account                                                    94,373.49
                                                                                                                  ------------------
Total Available Funds                                                                                                 66,509,048.27
                                                                                                                  ==================


DISTRIBUTIONS


                  Servicing Fee                                                                        1,149,925.00
                  Trustee and Other Fees                                                                   3,440.58
                                                                                                 -------------------

Total Fee Distribution                                                                                                 1,153,365.58

                  Note Interest Distribution Amount - Class A-1                             0.00
                  Note Interest Distribution Amount - Class A-2                       455,087.40
                  Note Interest Distribution Amount - Class A-3                       365,000.00
                  Note Interest Distribution Amount - Class A-4                       776,847.92
                                                                                -----------------
                                                                                    1,596,935.32

                  Note Principal Distribution Amount - Class A-1                            0.00
                  Note Principal Distribution Amount - Class A-2                   38,525,652.00
                  Note Principal Distribution Amount - Class A-3                            0.00
                  Note Principal Distribution Amount - Class A-4                            0.00
                                                                                -----------------
                                                                                   38,525,652.00
Total Class A Interest and Principal Distribution                                                                     40,122,587.32

                  Note Interest Distribution Amount - Class B-1                        90,196.43
                  Note Principal Distribution Amount - Class B-1                    1,994,593.87
                                                                                -----------------

Total Class B Interest and Principal Distribution                                                                      2,084,790.30

                  Note Interest Distribution Amount - Class C-1                       108,805.90
                  Note Principal Distribution Amount - Class C-1                    2,261,174.44
                                                                                -----------------

Total Class C Interest and Principal Distribution                                                                      2,369,980.34

                  Note Interest Distribution Amount - Class D-1                       105,858.41
                  Note Principal Distribution Amount - Class D-1                    1,728,013.30
                                                                                -----------------

Total Class D Interest and Principal Distribution                                                                      1,833,871.71

                  Spread Account Deposit                                                                              18,944,453.02
                                                                                                                  ------------------


Total Distributions                                                                                                   66,509,048.27
                                                                                                                  ==================

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended November 30, 2004
                   for Distribution Date of December 20, 2004

PORTFOLIO DATA:
                                                                          # of loans
      Beginning Aggregate Principal Balance                                         78,265                     1,103,927,914.43

          Less:                      Principal Payments                                        (20,401,658.54)
                                     Full Prepayments                               (2,181)    (20,160,728.76)
                                     Partial Prepayments                                 -                  -
                                     Liquidations                                     (530)     (7,041,285.01)
                                                                                             -----------------
                                                                                                                 (47,603,672.31)
                                                                                                               -----------------
      Ending Aggregate Principal Balance                                            75,554                     1,056,324,242.12
                                                                                                               =================

Ending Outstanding Principal Balance of Notes                                                                    987,663,166.38
Overcollateralization Amount                                                                                      68,661,075.74
Overcollateralization Level                                                                                               6.50%

OTHER RELATED INFORMATION:

Spread Account:

                  Beginning Balance                                                             11,039,279.14
                        Investment earnings on funds in spread account                              16,966.25
                        Less: Funds included in Total Available Funds                          (11,056,245.39)
                        Deposits                                                                18,944,453.02
                        Reductions                                                              (8,381,210.60)
                                                                                             -----------------
                  Ending Balance                                                                                  10,563,242.42

                  Beginning Initial Deposit                                                     10,029,910.96
                        Repayments                                                              (8,381,210.60)
                                                                                             -----------------
                  Ending Initial Deposit                                                                           1,648,700.36


Modified Accounts:
                  Principal Balance                                                                         -                 -
                  Scheduled Balance                                                                         -                 -

Servicer Advances:
                  Beginning Unreimbursed Advances                                                  944,177.45
                  Net Advances                                                                      26,641.50
                                                                                             -----------------
                                                                                                                     970,818.95

Net Charge-Off Data:
                  Charge-Offs                                                                    9,774,003.87
                  Recoveries                                                                    (2,037,654.77)
                                                                                             -----------------
                  Net Charge-Offs                                                                                  7,736,349.10

Delinquencies ( P&I):                                                     # of loans
                  30-59 Days                                                         1,564      14,072,735.96
                  60-89 Days                                                           403       3,757,934.99
                  90-119 Days                                                          146       1,223,164.77
                  120 days and over                                                      3          43,927.39

Repossessions                                                                          103         880,934.94

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
  9.01 of the Sale and Servicing Agreement)                                            200                         2,729,526.90

Cumulative Charge-Off Percentage                                                                                          0.52%

WAC                                                                                                                    10.6457%
WAM                                                                                                                      54.456

                        WFS FINANCIAL 2004-1 OWNER TRUST
                           Distribution Date Statement
                  for Collection Period ended November 30, 2004
                   for Distribution Date of December 20, 2004


===========================================================================================================
                              BEGINNING        NOTE MONTHLY                   TOTAL
         ORIGINAL            OUTSTANDING        PRINCIPAL       PRIOR       PRINCIPAL         PRINCIPAL
         PRINCIPAL            PRINCIPAL       DISTRIBUTABLE   PRINCIPAL   DISTRIBUTABLE     DISTRIBUTION
CLASSES   BALANCE              BALANCE            AMOUNT      CARRYOVER      AMOUNT            AMOUNT
===========================================================================================================
A-1     222,000,000.00               0.00             0.00       0.00             0.00                0.00


A-2     555,000,000.00     361,658,861.15    38,525,652.00       0.00    38,525,652.00       38,525,652.00


A-3     200,000,000.00     200,000,000.00             0.00       0.00             0.00                0.00


A-4     331,750,000.00     331,750,000.00             0.00       0.00             0.00                0.00


B-1      56,250,000.00      46,254,579.61     1,994,593.87       0.00     1,994,593.87        1,994,593.87


C-1      63,750,000.00      52,436,575.94     2,261,174.44       0.00     2,261,174.44        2,261,174.44


D-1      48,750,000.00      40,072,583.29     1,728,013.30       0.00     1,728,013.30        1,728,013.30
===========================================================================================================

TOTAL 1,477,500,000.00   1,032,172,599.99    44,509,433.61       0.00    44,509,433.61       44,509,433.61
===========================================================================================================



====================================================
                        REMAINING         TOTAL
           CURRENT     OUTSTANDING      PRINCIPAL
          PRINCIPAL     PRINCIPAL     AND INTEREST
CLASSES   CARRYOVER      BALANCE      DISTRIBUTION
====================================================
A-1         0.00               0.00            0.00


A-2         0.00     323,133,209.15   38,980,739.40


A-3         0.00     200,000,000.00      365,000.00


A-4         0.00     331,750,000.00      776,847.92


B-1         0.00      44,259,985.74    2,084,790.30


C-1         0.00      50,175,401.50    2,369,980.34


D-1         0.00      38,344,569.99    1,833,871.71
====================================================

TOTAL       0.00     987,663,166.38   46,411,229.67
====================================================



=====================================================================================================================
                      NOTE MONTHLY                    TOTAL
                        INTEREST         PRIOR        INTEREST        INTEREST      CURRENT     DEFICIENCY    POLICY
NOTE     INTEREST    DISTRIBUTABLE      INTEREST   DISTRIBUTABLE    DISTRIBUTION   INTEREST       CLAIM        CLAIM
CLASSES    RATE         AMOUNT        CARRYOVER       AMOUNT          AMOUNT       CARRYOVER      AMOUNT      AMOUNT
======================================================================================================================
A-1      1.08000%           0.00          0.00            0.00            0.00        0.00        0.00         0.00

A-2      1.51000%     455,087.40          0.00      455,087.40      455,087.40        0.00        0.00         0.00

A-3      2.19000%     365,000.00          0.00      365,000.00      365,000.00        0.00        0.00         0.00

A-4      2.81000%     776,847.92          0.00      776,847.92      776,847.92        0.00        0.00         0.00

B-1      2.34000%      90,196.43          0.00       90,196.43       90,196.43        0.00        0.00         0.00

C-1      2.49000%     108,805.90          0.00      108,805.90      108,805.90        0.00        0.00         0.00

D-1      3.17000%     105,858.41          0.00      105,858.41      105,858.41        0.00        0.00         0.00
====================================================================================================================

TOTAL               1,901,796.06          0.00    1,901,796.06    1,901,796.06        0.00        0.00         0.00
====================================================================================================================

                        WFS FINANCIAL 2004-1 OWNER TRUST
                              Officer's Certificate
                  for Collection Period ended November 30, 2004
                   for Distribution Date of December 20, 2004

Detailed Reporting

     See Schedule F




WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of November 30, 2004 and were performed in conformity with the Sale and Servicing Agreement dated February 01, 2004.



                                      ------------------------------------------
                                      Lori Bice
                                      Assistant Vice President
                                      Director Technical Accounting





                                      ------------------------------------------
                                      Mark Olson
                                      Vice President
                                      Controller